Exhibit 99.2 CMC Announces Acquisition of Concrete Pipe & Precast (CP&P) September 2025

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of CP&P and the timing thereof, the ability to obtain regulatory approvals and meet other closing conditions for the proposed acquisition, the expected benefits of the proposed acquisition, general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and growth provided by acquisitions and strategic investments, demand for our products, shipment volumes, metal margins, the ability to operate our steel mills at full capacity, particularly during periods of domestic mill start-ups, future availability and cost of supplies of raw materials and energy for our operations, growth rates in certain reportable segments, product margins within our Emerging Businesses Group segment, share repurchases, legal proceedings, construction activity, international trade, the impact of geopolitical conditions, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, anticipated benefits and the timeline for execution of our growth plan and initiatives, including our TAG operational and commercial excellence program, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2024 and Part II, Item 1A, Risk Factors of our subsequent quarterly reports on Form 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of downstream contracts within our vertically integrated steel operations due to rising commodity pricing; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of geopolitical conditions, including political turmoil and volatility, regional conflicts, terrorism and war on the global economy, inflation, energy supplies and raw materials; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG, environmental justice or regulatory initiatives; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; impacts from global public health crises on the economy, demand for our products, global supply chain and on our operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non-compliance with their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our share repurchase program; financial and non-financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third-party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; the impact of goodwill or other indefinite-lived intangible asset impairment charges; the impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; our ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; our ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks, including risks related to the unfavorable judgment against us in the Pacific Steel Group (“PSG”) litigation; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots. 2

Compelling Strategic Rationale Improves CMC’s position with Expands CMC’s market targeted customer groups and leadership into the attractive expands participation on the precast concrete industry job-site Strong Strategic Fit Strengthens CMC’s core through Leverages existing leadership in early-stage Enhances financial profile of a broadening commercial construction and deep knowledge of CMC via higher, more stable portfolio and expected customers, market applications, and margins and cash flows synergies geographies Increased exposure to powerful Extends growth runway and structural trends driving creates a scalable platform construction activity 3 Highly complementary acquisition meeting CMC’s strategic criteria as we pursue value accretive, inorganic growth

Overview of Concrete Pipe & Precast (CP&P)

17	7	~700	#1 or #2	Leading product suite
plants	core states served	employees	in core regions	

- Leading supplier of concrete precast and pipe products in the Mid-Atlantic and South Atlantic regions
- Superregional player with #1 or #2 position across key Atlantic geographies, covering some of the fastest growing metro areas in the U.S.
- Footprint of 17 facilities supporting CP&P's unique design and engineering capabilities
- Full line of standard and customized products serving every construction segment
- Uniquely positioned to deliver on structural demand tailwinds in infrastructure investment, re-shoring, data center construction, and stormwater management


CP&P plant locations

Leading supplier of precast products in the fast growing Mid-Atlantic and South Atlantic regions

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Key Investment Highlights 1 Broadens CMC’s commercial portfolio 2 Entry into an attractive industry 3 Regional leader with room to improve 4 Platform investment with scalability 5 Geographical overlap maximizes value levers 6 Enhances CMC’s financial profile CP&P has a proven track record of growth, 7 with more to come

1 Broadens Commercial Portfolio: Improved Customer Value Proposition

Precast solutions are used alongside CMC's products on nearly every job-site

① REBAR FABRICATION
The nation's leading rebar fabricator, capable of solving customer needs on any concrete construction project, including the largest and most demanding

② GROUND STABILIZATION
Unmatched innovation in geogrids that improve constructability and extend asset life

③ CONSTRUCTION SERVICES
Full line of products for any concrete construction site; industry-leading service



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2
3
4
5
6
7
8
9
10
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④ FOUNDATION IMPROVEMENT SOLUTIONS
Rammed aggregate pier solutions provide a cost-effective alternative for deep foundations

⑤ POST TENSION CABLE
High-quality, engineered post tension cable as a concrete reinforcement solution

⑥ CORROSION REINFORCEMENT
Range of solutions for corrosion resistant concrete reinforcement, including epoxy-coated rebar, GalvaBar and ChromX

⑦ MERCHANT BAR
Wide range of products serving applications in building construction including use in ceiling joists, racking, and other support structures

⑧ BRIDGE SYSTEMS
Innovative, pre-engineered and pre-fabricated modular bridge solutions. CMC's easy-to-install bridge systems can be installed in less than a week

⑨ ANCHORING SYSTEMS
Anchor bolts, cages, and fastener products for use in energy transmission and distribution, wind turbine installations, DOT projects, and more

⑪ DRAINAGE PRECAST
Water management systems used to provide water access, remove wastewater, or control run-off

⑩ DRY UTILITY PRECAST
Underground structures like vaults and troughs used to protect and provide access to essential utilities such as electrical, fiber optic, and telecommunications equipment

CMC is increasing its value proposition by addressing more customer needs across more of the job-site

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1 Broadens Commercial Portfolio: Expands Early-Stage Construction Participation We expect commercial synergies within our portfolio to grow over- time as our offerings become Increases the number Greater project Expanded offerings High commercial more comprehensive, and we of interactions with participation; greater of essential and overlap with several leverage commercial linkages key decision makers potential share of engineered solutions CMC divisions wallet gains CMC’s Participation in Early- Site Prep Utility Infrastructure Foundation / Structures Stage Construction Phases Wastewater / Site Planning Earthworks Dry Utilities Foundation Structure Stormwater Precast concrete Concrete pipes Geogrid Construction Services Geopier Rebar Performance Reinforcing Steel Cable MBQ CMC Acquires X 7 Precast puts CMC on the job-site earlier and expands our participation and influence on projects

2 Attractive Industry: Large and Growing Market

$30 billion
U.S. total addressable market[1]

5% to 7%
Forecasted demand CAGR (2024 to 2028)[2]

- Significant increase to CMC's total addressable market
- Growth at market rate plus increased penetration
- High exposure to powerful long-term structural demand trends
- Precast solutions address multiple construction industry pain points

Exposure to Structural Trends

				CMC Existing Solutions	
			Precast	Steel Products	EBG Solutions
Structural Demand Drivers	Infrastructure expansion / renewal	Remainder of IIJA[3] and future federal funding expected to support activity	●	●	◕
	Reshoring of industry	Government policy and lessons from pandemic to continue driving investment	◕	◕	◑
	U.S. housing shortage	Domestic housing shortage of two million to four million units	◕	◕	◔
	Energy generation & transmission	Data center growth and grid fragility require substantial investment in energy infrastructure	◑	◑	◑
	AI infrastructure	Rapid expansion is expected to continue for years to come	◕	◑	◑
	Stormwater management	Increased coastal populations and storm activity require enhanced systems for runoff management	●	◔	◔
Adoption Tailwinds	Labor savings	Reduce the amount of construction site labor required to construct a project	●	○	●
	Time savings	Shorten the duration of a project through ease of installation, better scheduling, fewer resources, etc.	●	◑	●
	Consistent quality	Avoid work stoppages due to on-site quality issues or weather delays	●	◑	◕
	Regulatory tailwinds	Potential for more stringent policies related to drinking water, wastewater, or drainage	●	○	◔

Increased exposure to key trends

[1] based on data from the National Precast Concrete Association; [2] Company estimates based on third party research; [3] Infrastructure Investment and Jobs Act (IIJA)

Precast demand should benefit from powerful structural trends as well as the drive to gain efficiencies on the job site

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2 Attractive Industry: Serves Mission Critical Applications

> Precast products are widely used and go mostly unseen, but are critical to the functioning of virtually every construction installation

What is precast?

- Manufactured concrete structures
- Produced by casting concrete in a reusable mold or "form" reinforced with steel then cured in a controlled environment, transported to the construction site, and maneuvered into place for immediate use
- Precast and concrete pipe products are widely used in critical applications ranging from site preparation to structural elements
- Products range from standard to highly engineered

Benefits of precast

- Consistent quality is a result of production in a tightly controlled manufacturing environment
- Labor savings through off-site manufacturing vs. on-site assembly and installation of traditional cast-in-place
- Easier project scheduling and less sensitive to weather related delays
- Predictable and reliable performance in several critical applications

Demand by Construction Segment[1]


Residential
Infrastructure
Non-Residential
Used on virtually every construction site

Demand by On-Site Application[2]


Other
Buildings - Structural
Transportation
Dry Utilities
Water and Wastewater
Sanitary and Stormwater
Mission critical applications

U.S. concrete market share

17%

(and growing[3])

In-Focus Applications and Key Products

Dry Utility


Utility vaults


Junction boxes

Sanitary and Stormwater


Retention / Detention


Manholes


Stormwater treatment

Water and Wastewater


Concrete pipe


Box culverts


Grease traps

[1] Source: third party research; [2] Company estimates based on National Precast Concrete Association data; [3] Source: Insight Partners

Precast provides essential site infrastructure like utility access and stormwater management

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2 Attractive Industry: Strong Financial Characteristics Attractive margin and cash flow profile; good Strong and defensible Breakdown of U.S. Precast 1 stability through the cycle Industry by Company Size geographical positions Industry is relatively fragmented can be achieved % of Precast % of Precast with only two national players Companies Facilities and less than 10 major regional producers… Limited number of participants in any region Top 10 producers Medium / Small Local Producers Potential for scale benefits within local regions Top 10 producers make up less than Minimal import presence, and most products are 25% of the industry shipped less than 150 miles Precast solutions are essential but make up less than All others 3% of project cost Large Regional …this provides long-term opportunity to grow through local Large National High capital costs, steep learning curve, and long and regional consolidation certification process for greenfield entrants [1] Source: third party research based on National Precast Concrete Association data CMC Acquires X 10 Precast is a well-structured industry with sustainable dynamics that support strong margin levels

3 Regional Leader with Room to Improve Well-Positioned in One of the Fastest Growing Regions Durable Competitive Strengths Scale advantage • CP&P operates within the South Addressable Diverse product portfolio offering broad range from standard to highly Atlantic; a region that has experienced 1 Market Size Total U.S. customized solutions above average growth in recent years $30B Familiarity with localities and their needs (e.g. construction conditions, • Well-situated to benefit from structural Southern regulations, certifications, etc.) U.S. trends such as reshoring, data center South build out, infrastructure investment, $14B Atlantic Long-term track record of superior customer service population growth, and improved stormwater management Unique design, engineering, and manufacturing capabilities $7B • Heavy geographical overlap with CMC’s existing operational footprint Opportunities for Future Earnings Growth Identified self-help measures, including improved pricing strategy and deeper penetration into customized products Leadership Positions in Local Geographies Acquisitions to gain greater scale and synergies Position in MSA State Key Metro Areas (MSA) Served Introduction of new products across key applications Virginia Fredericksburg, Norfolk, Richmond, Roanoke #1 Operations optimization – manufacturing efficiencies, logistics, procurement, North Carolina Charlotte, Raleigh-Durham and support synergies South Carolina Charleston, Columbia, Greenville, Myrtle Beach [1] Source: third party research based on National Precast Concrete Association data Maryland Baltimore, Washington D.C. #2 Georgia Savannah, Augusta, Jacksonville (FL) CMC Acquires X 11 CP&P is a leader in each of its core regions and has established enduring competitive strengths that customers value

4 Platform Investment with Scalability Building a strong platform in an attractive industry… …which will yield value enhancing efficiencies as it expands • Acquisition is large enough to provide a platform for growth and well-sized Acquisition of CP&P Future Acquisitions Long-term Vision from an integration and financial risk perspective • Establish a platform in an • Enlarge platform in • Locations in multiple • Fragmented industry on a national and regional level provides long runway for attractive geography targeted metro areas major U.S. regions executable inorganic growth • Execute on identified • Add exposure to new • Ability to target specific regions or even metro areas for growth organic growth metro areas • Achieve synergies through • Capture synergies on new 1 Precast Concrete Industry Size by Region optimization efforts investments added to the ($ billions) platform − Operational synergies − Overhead efficiencies $1.3B − Commercial synergies • Efficiencies across a large $2.9B $4.3B $2.5B network of precast $2.7B $2.5B facilities • Ability to create meaningful value by routinely adding bolt-on There are more than 2,700 precast $1.6B acquisitions to a highly plants operating in the U.S. $6.9B CP&P efficient network Approximately 520 are within the South region $5.2B Atlantic region where CP&P operates. Expected synergies from new acquisitions should increase as CMC scales up its precast network. A greater portion of costs can be removed when assets are Industry structure provides ample opportunity to grow over the long-term and focus added to a large and efficient network on geographies that are most strategically attractive [1] Source: third party research based on National Precast Concrete Association data CMC Acquires X 12 Acquisition establishes a growth platform with a clear and executable path toward meaningful scale

5 High Geographical Overlap Maximizes Value Levers High geographical overlap helps to fully utilize CMC’s capabilities and maximize the effectiveness of value levers Every CP&P plant is located within 100 miles or less of a CMC facility, maximizing the opportunity to coordinate • Coordinated sales efforts across products Commercial CMC and CP&P Locations Coordination • Full suite of CMC product portfolio is available • Optimize logistics fleets within regions Logistics Management • Maximize on-time delivery, minimize waste Steel Sourcing • CMC facilities will supply precast plants with rebar • Greater access to key decision makers Customer Relationships • More project touchpoints and greater value proposition • Better utilization of top manufacturing talent Talent Sourcing CP&P facility and Management • Sharing of transferable best practices CMC mill CMC fabrication • Reinforce a culture of continuous improvement Leverage CMC’s Mill & fabrication TAG Program • Extension of TAG program to CP&P Fabrication & PT Cable • Improved job-site scheduling Project Management • Ease of doing business for customers 13 Shared geographies will allow CMC to more fully capitalize on commercial and operational opportunities

6 Enhances CMC's Financial Profile

We expect that future transactions will further increase the mix of higher, more stable margin businesses





Reduced Earnings and Cash Flow Volatility

Precast PPI, Concrete PPI vs. U.S. Domestic Rebar Benchmark Price[1]
(Indexed to December 2005)



Precast Concrete
Rebar
Concrete
250
200
150
100
50
Dec-05
Jul-07
Feb-09
Sep-10
Apr-12
Nov-13
Jun-15
Jan-17
Aug-18
Mar-20
Oct-21
May-23
Dec-24

- Concrete pricing, and related cost inputs, are less volatile than steel
- Margins are higher and more stable

Increased Earnings Contributions from Emerging Businesses

CMC Segment EBITDA generation from Emerging Businesses Group[2] *(% of total)*

15% last 12 months ended 5/31/25	→	>20% post-transaction CMC

- This acquisition enhances CMC's core business and adds a complementary earnings driver with higher, more stable margin characteristics
- Post-transaction CMC adjusted EBITDA margin improves approximately 50 basis points

Reduced Capital Intensity

Free cash flow conversion[6] from EBITDA

~50% to ~60% CMC[2]	Vs.	70% + precast industry[3]

- The precast business is less capital intensive than CMC's traditional steel operations
- More of each dollar of EBITDA is retained as free cash flow

Increased Headroom for Growth

Transaction significantly extends the runway for growth

$30 billion[4] U.S total addressable market	5% to 7%[5] forecasted demand CAGR (2024 to 2028)

- Precast total addressable market is greater than that of CMC's long steel products
- Fragmented nature of the industry provides prolonged path for inorganic growth
- Trends in construction labor availability and stormwater management are expected to drive increased market penetration

[1] Based on data from Fastmarkets and U.S. Census Bureau; [2] see non-GAAP reconciliations on pages 20 and 21; [3] third party research based on National Precast Concrete Association data; [4] based on data from the National Precast Concrete Association; [5] Company estimates based on third party research; [6] calculated as tax-adjusted EBITDA less maintenance capex divided by Core EBITDA.

The acquisition is expected to reduce earnings volatility while increasing margins and free cash flow conversion

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7 CP&P Has a Proven Track Record of Growth, With More to Come Revenue Growth (last 5-Year CAGR) EBITDA Growth (last 5-Year CAGR) What’s Next? Line of sight to $20M to $25M EBITDA growth 14% 23% by year 3 • Achieved strong gains in average • Benefit from operational initiatives • Refinements to pricing strategy selling price that outpaced cost • Strategic pricing efforts and value • Synergies in the form of: inflation focused commercial approach − Greater manufacturing efficiencies • Successfully acquired and integrated and automation • Synergies from four acquired facilities; four facilities that complemented the − Optimized logistics, procurement, fully integrated plants and improved existing footprint and product offering and support operating efficiencies • Located in regions with strong growth • Leverage unique capabilities to • Achieved strong operating leverage on capitalize on regional construction • Increased penetration of specialized, volume growth trends, including data centers, higher margin products reshoring, and stormwater management • Underlying market growth CMC Acquires X 15 There is line of sight to meaningful EBITDA growth over the next several years; resources are in place to achieve it

Financially Attractive Transaction

Transaction Valuation and Margin Comparisons

TEV / EBITDA Multiple
(CP&P on FY 2025E, sector peers reflect a two-year average of TEV multiple of next 12-month EBITDA consensus estimates)



12x
10x
8x
6x
4x
2x
0x
CP&P
Steel
Building Products

EBITDA Margins
Average of last two fiscal years



25%
20%
15%
10%
5%
–
CP&P
Steel
Building Products

Comparison to CMC Valuation

	TEV / EBITDA	Maintenance Capex % of EBITDA
CP&P	9.5x 2025 EBITDA	5% to 10%
CMC	6.1x[1]	~20% to ~30%[2]

Tax benefit will reduce effective multiple to ~8.5x vs the level shown

CP&P's maintenance capex requirements are lower, meaning it converts more of its EBITDA to cash

Additional Highlights

- ✓ Transaction is expected to be year 1 accretive to both free cash flow and earnings per share
- ✓ TEV / EBITDA multiple paid is consistent with similar transactions over the last decade
- ✓ CP&P (and broader precast industry) has a solid track record of consistently generating positive economic value
- ✓ CMC's balance sheet will remain strong, with post-transaction net debt to EBITDA of ~1.1x[3]

[1] based on last two years average trading multiple on next 12-month Wall Street consensus EBITDA estimate per Refinitiv; [2] based on assumed annual maintenance capital expenditures of $250 million divided by Core EBITDA, with range including the following fiscal periods: FY 2021 to FY 2024 and the last 12 months ended 5/31/2025; [3] Net debt and EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash & cash equivalents. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. We have not reconciled the forward-looking net debt to EBITDA ratio presented above and discussed on the related conference call to the comparable GAAP measure because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, future financial results. Accordingly, a reconciliation of the forward-looking net debt to EBITDA ratio is not available at this time without unreasonable effort

CMC is buying a good business at a fair price given strong fundamentals and cash flow capabilities

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Key Transaction Parameters • Purchase price of $675 million on a debt-free, cash-free basis Purchase Price • Subject to customary working capital adjustment • 2025E EBITDA multiple of 9.5x; effective multiple reduced to ~8.5x by cash tax benefit • Estimated at approximately $5 million to $10 million annually by year Synergies 3 sourced from identified optimization opportunities • Long-term opportunity for meaningful commercial synergies • 100% cash deal paid from cash on hand Financing • Expect post-transaction net leverage at close to approximate 1.1x • Immediately accretive to earnings per share and free cash flow per Financial Impact share • Anticipated to close by the end of calendar 2025 Timing • Transaction is subject to regulatory approval and customary closing conditions 17 Transaction will be immediately accretive to earnings and cash flow

Acquisition of CP&P Strengthens CMC

CMC Position / Aspiration		CP&P Attribute
• Leading domestic positions in major solutions • Density in high-growth Sunbelt region • Excellent balance sheet and financial flexibility	**Strong competitive positions**	✓ Leader in core regions ✓ Concentrated in attractive key areas of Sunbelt ✓ Transaction not expected to strain CMC financial resources
• Powerful, long-term structural demand trends • $150 billion early-stage construction market to accommodate future growth aspirations	**Attractive end markets**	✓ Exposure to same trends, with additional regional specific opportunities ✓ Precast represents one of the largest ($30 billion) and most fragmented segments of early-stage construction
• Targeting permanent enhancements to financial profile • Significant upside from TAG operational and commercial excellence program • Additions to solutions portfolio that will increase value to our customers • Robust capital returns to shareholders	**Game changing strategy**	✓ Consistent EBITDA margins ~25% and strong FCF yield ✓ Several identified areas of opportunities; TAG skillset is transferable ✓ Precast is a mission critical construction solution with a sales timeline similar to CMC products ✓ Enhances value to customers and opens avenue to meaningful commercial synergies ✓ Identified growth opportunities ✓ Strong financial profile should generate cash for future distributions to shareholders

Acquisition of CP&P strengthens CMC and furthers the execution of our ambitious strategy

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Appendix: Non-GAAP Financial Reconciliations

Free cash flow conversion - normalized

Figures in thousand $	12 MONTHS ENDED					3 MONTHS ENDED			
	5/31/2025	8/31/2024	8/31/2023	8/31/2022	8/31/2021	5/31/2025	2/28/2025	11/30/2024	8/31/2024
Net earnings (loss)	$36,812	$485,491	$859,760	$1,217,262	$412,865	$83,126	$25,473	($175,718)	$103,931
Interest expense	45,495	47,893	40,127	50,709	51,904	10,864	11,167	11,322	12,142
Income tax expense (benefit)	11,250	150,180	262,207	297,885	121,153	26,386	10,627	(55,582)	29,819
Depreciation and amortization	285,587	280,367	218,830	175,024	167,613	72,376	70,584	70,437	72,190
Amortization of acquired unfavorable contract backlog	–	–	–	–	(6,035)	–	–	–	–
Asset impairments	7,729	6,708	3,780	4,926	6,784	785	386	–	6,558
Adjusted EBITDA	$386,873	$970,639	$1,384,704	$1,745,806	$754,284	$193,537	$118,237	($149,541)	$224,640
Non-cash stock-based compensation	36,989	45,066	60,529	46,978	43,677	9,546	8,038	10,232	9,173
Loss on debt extinguishment	–	–	–	16,052	16,841	–	–	–	–
Gain on sale of assets	–	–	–	(273,315)	(10,334)	–	–	–	–
Facility closure	–	–	–	–	10,908	–	–	–	–
Labor cost government refund	–	–	–	–	(1,348)	–	–	–	–
Settlement of New Markets Tax Credit transactions	(9,534)	(6,748)	(17,659)	–	–	(2,786)	–	–	(6,748)
Litigation expense	358,496	–	–	–	–	3,776	4,720	350,000	–
Acquisition and integration related costs and other	–	–	–	8,651	–	–	–	–	–
Purchase accounting effect on inventory	–	–	–	8,675	–	–	–	–	–
Core EBITDA	$772,824	$1,008,957	$1,427,574	$1,552,847	$814,028	$204,073	$130,995	$210,691	$227,065
Net sales	$7,680,111	$7,925,972	$8,799,533	$8,913,481	$6,729,760	$2,019,984	$1,754,376	$1,909,602	$1,996,149

Calculation of Free Cash Flow Conversion - Normalized					
Core EBITDA	772,824	1,008,957	1,427,574	1,552,847	814,028
Less: depreciation and amortization	285,587	280,367	218,830	175,024	167,613
EBIT	$487,237	$728,590	$1,208,744	$1,377,823	$646,415
Less: Income tax at 25%	121,809	182,148	302,186	344,456	161,604
Plus: depreciation and amortization	285,587	280,367	218,830	175,024	167,613
Less: maintenance capital expenditures[1]	250,000	250,000	250,000	250,000	250,000
Free Cash Flow Conversion - Normalized	$401,015	$576,809	$875,388	$958,391	$402,424
Free Cash Flow Conversion - Normalized as a % of Core EBITDA	51.9%	57.2%	61.3%	61.7%	49.4%

[1] Maintenance capital expenditures is assumed to be approximately $250 million

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Emerging Businesses Group Adjusted Segment EBITDA % of Total Segment EBITDA 3 MONTHS ENDED 12 MONTHS ENDED figures in thousand $ 5/31/2025 5/31/2025 2/28/2025 11/30/2024 8/31/2024 North America Steel Group $713,939 $185,984 $128,818 $188,205 $210,932 Emerging Businesses Group 129,610 40,912 23,519 22,660 42,519 Europe Steel Group 26,562 3,593 752 25,839 (3,622) Total of Operating Segments 870,111 230,489 153,089 236,704 249,829 Emerging Businesses % of Total 15% 21